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                                                                     EXHIBIT 4.4

                                PLEDGE AGREEMENT

                  THIS PLEDGE AGREEMENT is made as of the 11th day of March,
2004

BETWEEN:

                           ROGERS CABLE INC., a corporation incorporated under the Business Corporations Act (Ontario)

                           (the "Company")

                           and

                           ROGERS CABLE COMMUNICATIONS INC., a corporation incorporated under the Business Corporations Act (Ontario)

                           ("RCCI")

                           and

                           JPMORGAN CHASE BANK, a New York banking corporation, as trustee

                           (the "Trustee")

                  In consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby covenanted, agreed and acknowledged by and between the parties hereto as follows:

1. Reference is made to that certain indenture, of even date herewith, between the Company, as issuer, and the Trustee, as trustee, providing for the issuance of the Securities (as defined below), as the same may be amended, supplemented, restated or replaced from time to time (the "Indenture"). In this Pledge Agreement, unless something in the subject matter or context is inconsistent therewith, capitalized terms used but not defined herein have the respective meanings attributed to them in the Indenture as in effect on the date hereof, and "Securities" means the U.S.$350,000,000 aggregate principal amount of 5.500% Senior (Secured) Second Priority Notes due 2014 of the Company and the Exchange Securities issued under the Indenture.

2. The Company hereby deposits with and assigns and pledges to the Trustee the Trust Bond to be held by the Trustee pursuant to the provisions hereof, as trustee for and on behalf of each of the holders of Securities, as general and continuing collateral security for the due repayment and satisfaction of all present and future indebtedness, liabilities and obligations of the Company of any kind whatsoever under, in connection with or relating to the Indenture, including, without limitation, the Securities and any ultimate unpaid balance thereof, and to secure the due performance of all other present and future obligations of the Company to the Trustee (including obligations under Section 607 of


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                                      -2-

         the Indenture) and the holders of Securities under the Indenture and the Securities (collectively, the "Obligations").

3. If, at any time, an Event of Default shall have occurred and be continuing, the Trustee may, at any time, realize upon the Trust Bond, in the manner and to the extent permitted by law, by sale, transfer or delivery, and may exercise and enforce all rights and remedies of the holder of the Trust Bond (including, without limitation, making demand thereunder as if the Trustee were the absolute owner thereof) without notice to, consent of or control by the Company and RCCI, and, except to the extent required by law, any such right or remedy may be exercised separately or in combination with any other right or remedy and shall be in addition to and not in substitution for any other rights of the Trustee however created; provided that the Trustee shall not be bound to exercise any such right or remedy and shall not be liable for any loss which may be occasioned by any failure to do so; and provided further that any such sale, transfer or delivery shall be on terms whereby the Person acquiring the Trust Bond shall hold the Trust Bond subject to the provisions hereof.

4. If any moneys received by the Trustee as payment under the Trust Bond or by way of realization of the security hereby constituted are in a currency (the "Realization Currency") which is different from the currency of any of the Obligations secured hereby (the "Agreed Currency"), then, in such event, the Trustee shall be entitled to convert all or a portion of such moneys as are in the Realization Currency into the Agreed Currency at the rate of exchange quoted by The Toronto-Dominion Bank at its central foreign exchange desk in its head office in Toronto at 12:00 noon (Toronto time) on the date of receipt and to apply the new amount of moneys received on such conversion on account of the Obligations hereby secured, and, in any such case, the amount of the Obligations hereby secured will be reduced by the amount of the Agreed Currency so applied, and, for greater certainty, the Company and RCCI shall remain fully liable for the balance of such Obligations.

5. The proceeds of the Trust Bond, including, without limitation, any distributions in respect thereof by the Trustee, shall be applied by the Trustee on account of such part of the Obligations as it chooses without prejudice to its claims upon the Company and RCCI for any deficiency.

6. The Trustee may, from time to time, grant extensions of time or other indulgences, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with the Company, RCCI and other parties, sureties or securities as the Trustee may see fit in accordance with the terms of the Indenture and the Securities without prejudice to the Trustee's rights in respect of the Trust Bond or in any way limiting or lessening the liability of the Company or RCCI under the Trust Bond.

7. Upon full, final and irrevocable satisfaction of the Obligations, the Trust Bond, upon Company Order, shall be delivered to the Deed Trustee for cancellation.

8. The Trust Bond shall not operate by way of merger of any of the Obligations, and no judgment recovered by or on behalf of the Trustee shall operate by way of merger of, or


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         in any way affect, the security of the Trust Bond which is in addition to and not in substitution for any other security now or hereafter held by the Trustee.

9. Notwithstanding the provisions of any other section of this Pledge Agreement or any provisions of the Indenture, the Inter-Creditor Agreement, the Deed of Trust or any security provided for thereunder, under no circumstances, other than if an Event of Default shall have occurred and be continuing, may the Trustee collect or claim a right to collect any amounts on or in respect of the Trust Bond or pursuant to any provisions of the Deed of Trust or the security provided for thereunder or under the Indenture. If any such amount is, for any reason, received by the Trustee, it shall pay over the amount to the Company, RCCI or to any Restricted Subsidiary providing security in respect of the Obligations (the "Payee") unless (i) an Event of Default shall have occurred and be continuing or (ii) a Default shall have occurred and be continuing, in which case, the Trustee shall retain such amount in trust for the benefit of the Payee until (a) the Default has been cured or (b) any applicable grace period in respect of such Default has expired, at which time, the Trustee shall pay over such amount to the Payee unless an Event of Default shall have occurred and be continuing. Any such amount received by the Trustee which it is required to pay to a Payee pursuant to this Section 9 shall, in no circumstances, be deemed to be a payment on account of the Obligations.

10. Notwithstanding that the Trust Bond is expressed to be payable on demand, the Trustee shall have no right to, and shall not, demand payment unless or until an Event of Default shall have occurred and be continuing. Notwithstanding any provisions of the Trust Bond, payment to the Trustee or to the holders of Securities of interest for any period in respect of the Obligations shall be deemed to be payment in satisfaction of the interest payment for the same period under the Trust Bond. No payment of principal on account of any of the Obligations shall be treated as a payment on account of any of the principal amount of the Trust Bond. The Trustee, in realizing on the Trust Bond or the security constituted thereby, shall not claim under the Trust Bond any greater amount in the aggregate for principal and interest than the aggregate of the Obligations then owing by the Company.

11. The Company and RCCI shall not amend, modify or supplement, or waive or consent to departures from, the provisions of the Trust Bond or any other pledge agreement relating to any other Senior Secured Bond (as such term is defined in the Deed of Trust) issued pursuant to the Deed of Trust except as provided in the Deed of Trust.

12. (a) Upon the deposit of the Trust Bond pursuant to Section 2 hereof, the Trust Bond shall have a legend conspicuously noted thereon substantially in the form of the legend below:

                 "This Senior Secured Bond is subject to the terms and conditions of a pledge agreement, of even date herewith, entered into by the Company, RCCI and JPMorgan Chase Bank, as trustee, in connection with the issue by the Company of U.S.$350,000,000 aggregate principal amount of 5.500% Senior (Secured) Second Priority Notes due 2014."


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         (b)      Any bond issued under the Deed of Trust in substitution for, or in replacement of, the Trust Bond shall have conspicuously noted thereon the legend referred to in Section 12(a) hereof.

13. The provisions hereof shall be binding upon, and shall inure to the benefit of, the Company, RCCI, the Trustee and the holders of Securities and their respective successors and permitted assigns.

14. Nothing contained herein, in the Trust Bond or in the Deed of Trust shall amend, modify, vary or otherwise change the rights of the Trustee or any of the holders of Securities or the obligations of the Company under the Indenture or in respect of the Securities or shall limit the rights of the Trustee or any of the holders of Securities under, or in respect of, the Obligations.

15. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

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                  IN WITNESS WHEREOF, the parties hereto have duly executed this instrument as of the day and year first above written.

                                             ROGERS CABLE INC.

                                             By: /s/ M. Lorraine Daly
                                                --------------------------------
                                                Name:  M. Lorraine Daly
                                                Title: Vice-President, Treasurer

                                             By: /s/ Alan D. Horn
                                                --------------------------------
                                                Name:  Alan D. Horn
                                                Title: Vice-President

                                             ROGERS CABLE COMMUNICATIONS INC.

                                             By: /s/ M. Lorraine Daly
                                                --------------------------------
                                                Name:  M. Lorraine Daly
                                                Title: Vice-President, Treasurer

                                             By: /s/ Alan D. Horn
                                                --------------------------------
                                                Name:  Alan D. Horn
                                                Title: Vice-President

                                             JPMORGAN CHASE BANK, as trustee for
                                             the Notes

                                             By: /s/ Rosa Ciaccia
                                                --------------------------------
                                                Name:  Rosa Ciaccia
                                                Title: Trust Officer